EXHIBIT 5.2

[Letterhead of McGuireWoods LLP]

April 17, 2018

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, CA 93063

RE:	Airborne Wireless Network, a Nevada corporation
Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Airborne Wireless Network, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-220295) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Preferred Stock, Warrants, Units and Shares (each as defined below) (the Units, Preferred Stock, Warrants and Shares collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

The Securities are described in the Registration Statement. We understand that the Preferred Stock, Warrants, Units, and Shares will be issued as follows:

(a) the shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) comprise a part of the Units that will be issued as described in the Registration Statement and pursuant the terms of an Underwriting Agreement to be entered into between the Company and Maxim Group LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”), if any, named in Schedule 1 thereto (the “Underwriting Agreement”);

(b) the warrants described in the Registration Statement (the “Offering Warrants”) to purchase shares of Common Stock comprise a part of the Units that will be issued as described in the Registration Statement and pursuant to the terms of the Underwriting Agreement and a form of warrant (the “Form of Warrant”) to be issued by the Company;

(c) the units described in the Registration Statement (the “Units”) consisting of one share of Preferred Stock and Offering Warrants will be issued pursuant to the Underwriting Agreement;

(d) the warrants to purchase shares of Common Stock will be issued to the Representative pursuant to the Underwriting Agreement (the “Representative Warrants,” and together with the Offering Warrants, the “Warrants”);

(e) the Conversion Shares will be issued upon conversion of the Preferred Stock as described in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (“Certificate of Designation”), as filed, or to be filed, with the Nevada Secretary of State establishing and setting forth the terms and conditions of the Preferred Stock; and

Airborne Wireless Network

April 17, 2018

(f) the shares of Common Stock issuable upon exercise of the Offering Warrants (the “Offering Warrant Shares”), and the shares of Common Stock issuable upon exercise of the Representative Warrants (the “Representative Warrant Shares,” and together with the Offering Warrant Shares, the “Warrant Shares”) will be issued as described in the Registration Statement, the Form of Warrant and the Underwriting Agreement, as applicable.

As used herein, the Underwriting Agreement and the Form of Warrant are referred to, together, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b) the prospectus contained in the Registration Statement (the “Prospectus”); and

(c) the Subject Documents.

In addition we have examined and relied upon the following:

(i) a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Articles of Incorporation of the Company and Amended and Restated Bylaws of the Company (the “Organizational Documents”) and (B) the written consent and/or resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Securities by the Company, subject to (x) a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a committee thereof (the “Authorizing Resolutions”) with respect to the pricing of such Securities and (y) the other qualifications set forth therein; and

(ii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the federal law of the United States and the internal laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

Airborne Wireless Network

April 17, 2018

(b) Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Subject Documents have or will have, as of the date the Subject Documents are executed and delivered, the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder. All individuals who will sign each Subject Document will have, as of the date the Subject Documents are executed and delivered, the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

(g) Form and Governing Law of Certain Documents. Each Subject Document, the form of which is filed as an exhibit to the Registration Statement, will be consistent with such form and will be governed by the laws of the State of New York.

(h) Noncontravention. Neither the issuance of the Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as of the date hereof.

(i) Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(j) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Airborne Wireless Network

April 17, 2018

(k) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

Our Opinion

Based upon and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that, with respect to any Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, as applicable, (d) the Company has received the consideration provided for and the Underwriting Agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Form of Warrant or the Underwriting Agreement, as applicable, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in any Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b) Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance).

Airborne Wireless Network

April 17, 2018

(d) Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e) Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon New York law and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP